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                                                                  Exhibit (a)(9)


         First Supplement to the Offer to Purchase dated August 27, 1998

                         COOPER RIVER PROPERTIES, L.L.C.

              Has Amended its Offer and is Now Offering to Purchase
                 Up to 400 Units of Limited Partnership Interest

                                       of
                   DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.,
                         a Delaware limited partnership

                                       at
                               $3,067 NET PER UNIT

================================================================================
 THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD HAVE BEEN EXTENDED AND NOW WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON THURSDAY, DECEMBER 31, 1998, UNLESS
                             THE OFFER IS EXTENDED.
================================================================================

                                                               December 15, 1998
To:      The Limited Partners of
         Davidson Diversified Real Estate II, L.P.

         This document supplements and updates the Offer to Purchase, dated August 27, 1998, previously sent to you. It contains important information that you should read carefully. Capitalized terms used but not defined in this document have the same meanings as in the Offer to Purchase.

         The Purchaser (which is an affiliate of the Managing General Partner) has reduced the purchase price of the Offer and is now offering to purchase up to 400 of the outstanding units of limited partnership interest ("Units") of Davidson Diversified Real Estate II, L.P., a Delaware limited partnership (the "Partnership"), at a purchase price of $3,067 per Unit (the "Purchase Price"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 27, 1998, this First Supplement and the related Assignment of Partnership Interest.

         Procedures for tendering Units are set forth in Section 3 of the Offer to Purchase. Limited Partners who previously tendered Units and who wish to receive the new, lower price of $3,067 per Unit do not need to take any further action.

         THE PURCHASER NO LONGER IS OFFERING TO PURCHASE UNITS FOR $6,000 PER UNIT REGARDLESS OF WHETHER UNITS HAVE BEEN PREVIOUSLY TENDERED. LIMITED PARTNERS WHO DESIRE TO WITHDRAW PREVIOUSLY TENDERED UNITS MAY DO SO IN ACCORDANCE WITH
SECTION 4 OF THE OFFER TO PURCHASE.




                                                 COOPER RIVER PROPERTIES, L.L.C.


                        --------------------------------
           For More Information or for Further Assistance Please Call:
                           Beacon Hill Partners, Inc.
                                 (800) 954-9486

                                    THE OFFER

         SECTION 13.       BACKGROUND OF THE OFFER.

         Section 13 is hereby amended by the addition of the following information:

         Determination of Purchase Price.

                                   Residential

--------------------------------------------------------------------------------------------------------------------
                               1997 NOI (net of capital
       Property Name                 expenditures)              Capitalization Rate         Gross Property Value
--------------------------------------------------------------------------------------------------------------------
Big Walnut                                        $803,403                       10.75%                   $7,474,000
--------------------------------------------------------------------------------------------------------------------

Greenspring Manor                                 $850,121                       11.24%                   $7,560,000
--------------------------------------------------------------------------------------------------------------------

LaFontenay I & II                                 $864,815                       10.00%                   $8,648,000
--------------------------------------------------------------------------------------------------------------------

Trails                                            $671,423                        9.20%                   $7,300,000
--------------------------------------------------------------------------------------------------------------------

Total                                           $3,189,762                                               $30,982,000
--------------------------------------------------------------------------------------------------------------------

                                   Commercial

--------------------------------------------------------------------------------------------------------------------

                               1997 NOI (net of capital
       Property Name                 expenditures)             Capitalization Rate*         Gross Property Value
--------------------------------------------------------------------------------------------------------------------
Shoppes at River Rock                             $414,026                                                $2,400,000
--------------------------------------------------------------------------------------------------------------------

Total                                            4,414,026                                                $2,400,000
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

Total Residential and
Commercial                                      $3,603,788                                               $33,382,000
--------------------------------------------------------------------------------------------------------------------

--------------------
* Commercial valuations are based on lease terms, cash flow, commissions and tenant improvements.

Gross valuation of the Partnership's properties.............................................  $     33,382,000
Plus: Cash and cash equivalents.............................................................           947,484
Plus: Other net assets......................................................................         2,198,749
Less: Mortgage debt, including interest.....................................................      (27,297,998)
Less: Accounts payable and other accrued liabilities........................................         (617,215)
Less: Other liabilities.....................................................................         (581,710)
                                                                                              ----------------
Partnership valuation before taxes and certain costs........................................  $      8,031,310
Less: Disposition fees......................................................................                 0
Less: Extraordinary capital expenditures and deferred maintenance...........................       (3,441,853)
Less: Closing costs.........................................................................         (834,550)
                                                                                              ----------------
Net valuation of the Partnership............................................................  $      3,754,907
Percentage of liquidation proceeds allocated to holders of Units............................           100.00%
                                                                                              ----------------
Estimated net valuation of Units............................................................  $      3,754,907
             Total number of Units..........................................................          1,224.25
                                                                                              ----------------
Cash consideration per Unit.................................................................  $          3,067
                                                                                              ================



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